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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF ELIMINATION

                                     OF THE

             CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK
                               OF URS CORPORATION

                                     AND THE

               CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE
                 CONVERTIBLE PREFERRED STOCK OF URS CORPORATION

                                     AND THE

             CERTIFICATE OF DESIGNATION OF SERIES C PREFERRED STOCK
                               OF URS CORPORATION

                                     AND THE

     CERTIFICATE OF DESIGNATION OF SERIES D SENIOR CONVERTIBLE PARTICIPATING
                       PREFERRED STOCK OF URS CORPORATION

                                     AND THE

      CERTIFICATE OF DESIGNATION OF SERIES E SENIOR CUMULATIVE CONVERTIBLE
                PARTICIPATING PREFERRED STOCK OF URS CORPORATION

         URS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST:            The name of the Corporation is URS CORPORATION.

         SECOND:           The date on which the Certificate of Incorporation of
the Corporation was originally filed with the Secretary of State of the State of Delaware is February 13, 1976.

         THIRD:            The Board of Directors of the Corporation, acting in
accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, adopted the following resolutions:

                  RESOLVED, that none of the authorized shares of the Corporation's Series A Preferred Stock are outstanding, and that none will be issued subject to the Certificate of Designation of Series A Preferred Stock previously filed with respect to such shares; and

                  RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed to take all such actions as they may deem to be necessary or advisable in order to file a Certificate with the Secretary of State of the State of Delaware to eliminate all provisions set forth in the Certificate of Designation of Series A Preferred Stock pursuant to Section 151(g) of the General Corporation Law of the State of Delaware.

         FOURTH:           The Board of Directors of the Corporation, acting in
accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, adopted the following resolutions:

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                  RESOLVED, that none of the authorized shares of the
         Corporation's Series B Exchangeable Convertible Preferred Stock are outstanding, and that none will be issued subject to the Certificate of Designation of Series B Exchangeable Convertible Preferred Stock previously filed with respect to such shares; and

                  RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed to take all such actions as they may deem to be necessary or advisable in order to file a Certificate with the Secretary of State of the State of Delaware to eliminate all provisions set forth in the Certificate of Designation of Series B Exchangeable Convertible Preferred Stock pursuant to Section 151(g) of the General Corporation Law of the State of Delaware.

         FIFTH:            That all provisions set forth in the Certificate of
Designation of Series B Exchangeable Convertible Preferred Stock, as amended, are hereby eliminated.

         SIXTH:            The Board of Directors of the Corporation, acting in
accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, adopted the following resolutions:

                  RESOLVED, that none of the authorized shares of the Corporation's Series C Preferred Stock are outstanding, and that none will be issued subject to the Certificate of Designation of Series C Preferred Stock previously filed with respect to such shares; and

                  RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed to take all such actions as they may deem to be necessary or advisable in order to file a Certificate with the Secretary of State of the State of Delaware to eliminate all provisions set forth in the Certificate of Designation of Series C Preferred Stock pursuant to Section 151(g) of the General Corporation Law of the State of Delaware.

         SEVENTH:          That all provisions set forth in the Certificate of
Designation of Series C Preferred Stock, as amended, are hereby eliminated.

         EIGHTH:           The Board of Directors of the Corporation, acting in
accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, adopted the following resolutions:

                  RESOLVED, that none of the authorized shares of the Corporation's Series D Senior Convertible Participating Preferred Stock are outstanding, and that none will be issued subject to the Certificate of Designation of Series D Senior Convertible Participating Preferred Stock previously filed with respect to such shares; and

                  RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed to take all such actions as they may deem to be necessary or advisable in order to file a Certificate with the Secretary of State of the State of Delaware to eliminate all provisions set forth in the Certificate of Designation of Series D Senior Convertible Participating Preferred Stock pursuant to Section 151(g) of the General Corporation Law of the State of Delaware.

         NINTH:            That all provisions set forth in the Certificate of
Designation of Series D Senior Convertible Participating Preferred Stock, as amended, are hereby eliminated.

         TENTH:            The Board of Directors of the Corporation, acting in
accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, adopted the following resolutions:

                  RESOLVED, that none of the authorized shares of the Corporation's Series E Senior Cumulative Convertible Participating Preferred Stock are outstanding, and that none

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         will be issued subject to the Certificate of Designation of Series E
         Senior Cumulative Convertible Participating Preferred Stock previously filed with respect to such shares; and

                  RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed to take all such actions as they may deem to be necessary or advisable in order to file a Certificate with the Secretary of State of the State of Delaware to eliminate all provisions set forth in the Certificate of Designation of Series E Senior Cumulative Convertible Participating Preferred Stock pursuant to
         Section 151(g) of the General Corporation Law of the State of Delaware.

         ELEVENTH:         That all provisions set forth in the Certificate of
Designation of Series E Senior Cumulative Convertible Participating Preferred Stock, as amended, are hereby eliminated.

                         [Signatures on following page.]

         IN WITNESS WHEREOF, URS CORPORATION has caused this Certificate of Elimination of the Certificate of Designation of Series A Preferred Stock and the Certificate of Designation of Series B Exchangeable Convertible Preferred Stock and the Certificate of Designation of the Series C Preferred Stock and the Certificate of Designation of Series D Senior Convertible Participating Preferred Stock and the Certificate of Designation of Series E Senior Cumulative Convertible Participating Preferred Stock to be signed by its Executive Vice President, Chief Financial Officer and Secretary and attested to by its Assistant Secretary this 23rd day of July, 2003.

                                URS CORPORATION

                                By: /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Kent P. Ainsworth, Executive Vice President,
                                    Chief Financial Officer and Secretary

ATTEST:

/s/ Carol Brummerstedt
---------------------------------------
Carol Brummerstedt, Assistant Secretary